Exhibit 99.2

News Release

Kimco Realty OP, LLC Announces Pricing of Upsized $525.0 Million Exchangeable Senior Notes Offering

JERICHO, New York, June 11, 2026—Kimco Realty® (NYSE: KIM) today announced that its operating subsidiary, Kimco Realty OP, LLC (“Kimco OP”), priced its offering of $525,000,000 aggregate principal amount of 3.50% exchangeable senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500,000,000 aggregate principal amount of notes. Kimco Realty Corporation (“Kimco”) will fully and unconditionally guarantee the notes on a senior, unsecured basis. The issuance and sale of the notes are scheduled to settle on June 15, 2026, subject to customary closing conditions. Kimco OP also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $75,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Kimco OP and will accrue interest at a rate of 3.50% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026. The notes will mature on June 15, 2031, unless earlier repurchased, redeemed or exchanged. Before March 17, 2031, noteholders will have the right to exchange their notes only upon the occurrence of certain events. From and after March 17, 2031, noteholders may exchange their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Kimco OP will settle exchanges in cash and, if applicable, shares of Kimco’s common stock. The initial exchange rate is 30.9028 shares of Kimco’s common stock per $1,000 principal amount of notes, which represents an initial exchange price of approximately $32.36 per share of Kimco’s common stock. The initial exchange price represents a premium of approximately 27.5% over the last reported sale price of $25.38 per share of Kimco’s common stock on June 10, 2026. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Kimco OP’s option at any time, and from time to time, on or after June 20, 2029 and on or before the 25th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Kimco’s common stock exceeds 130% of the exchange price for a specified period of time and certain other conditions are satisfied. In addition, the notes will be redeemable, in whole or in part (subject to certain limitations), at Kimco OP’s option at any time to the extent necessary to preserve Kimco’s status as a real estate investment trust for U.S. federal income tax purposes, so long as certain conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Kimco OP to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The notes will be entitled to the benefits of a registration rights agreement pursuant to which Kimco will agree to register, under the Securities Act, the resale of the shares of Kimco’s common stock, if any, issuable upon exchange of the notes within specified time periods and subject to certain limitations.

Kimco OP estimates that the net proceeds from the offering will be approximately $513.5 million (or approximately $587.0 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Kimco OP’s estimated offering expenses. Kimco OP intends to use approximately $104.7 million of the net proceeds to repurchase 4,125,900 shares of Kimco’s common stock concurrently with the pricing of this offering in privately negotiated transactions effected through one of the initial purchasers or its affiliate, as Kimco OP’s agent. Kimco OP intends to use the remainder of the net proceeds for general corporate purposes, including, but not limited to, the redemption or repayment of indebtedness and funding for suitable acquisition, investment and redevelopment opportunities.

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

The offer and sale of the notes, the guarantee and any shares of Kimco’s common stock issuable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Although Kimco OP and Kimco will enter into a registration rights agreement pursuant to which Kimco will agree to register, under the Securities Act, the resale of the shares of Kimco’s common stock, if any, issuable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of Kimco’s common stock, if any, issuable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Kimco’s common stock issuable upon exchange of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 65 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of March 31, 2026, the company owned interests in 565 U.S. shopping centers and mixed-use assets comprising 100 million square feet of gross leasable space.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent Kimco’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Kimco’s business, including those described in periodic reports that Kimco OP files from time to time with the SEC. Kimco OP may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and neither Kimco nor Kimco OP undertakes to update the statements included in this press release for subsequent developments, except as may be required by law.

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
(833) 800-4343
dbujnicki@kimcorealty.com

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500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com